UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report – July 21, 2011

(Date of earliest event reported)

BEMIS COMPANY, INC.

(Exact name of Registrant as specified in its charter)

Commission File Number 1-5277

Missouri	43-0178130
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

One Neenah Center, 4th Floor, P.O. Box 669, Neenah, Wisconsin  54957-0669

(Address of principal executive offices)

Registrant’s telephone number, including area code:   (920) 727-4100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry Into A Material Definitive Agreement.

On July 21, 2011, Bemis Company, Inc. (the “Company”) amended and restated its revolving bank credit agreement, originally dated April 28, 2008, among the Company, various financial institutions, JPMorgan Chase Bank, N.A., as Administrative Agent, and Wachovia Bank, N.A., as Syndication Agent, which is used primarily to support the Company’s issuance of commercial paper.  The amendment and restatement extends the term of the agreement from April 29, 2013 until July 21, 2016 and increases the total amount that may be borrowed from $625 million (which represents the original $425 million, plus an increase of $200 million pursuant to exercise of an accordion feature) to $800 million.  There were no other material changes to the terms or covenants in the agreement.  A copy of the amended agreement is filed as Exhibit 10 to this report.

Item 9.01               Financial Statements and Exhibits.

(d)	Exhibits

10

Second Amended and Restated Long-Term Credit Agreement dated as of July 21, 2011 among Bemis Company, Inc., various subsidiaries thereof, the Lenders Party, JPMorgan Chase Bank, N.A., Wells Fargo Bank, National Association, Bank of America, N.A., BNP Paribas and U.S. Bank National Association.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

BEMIS COMPANY, INC.

By	/s/ Scott B. Ullem	By	/s/ Jerry S. Krempa
	Scott B. Ullem, Vice President and Chief Financial Officer		Jerry S. Krempa, Vice President and Controller

		Date:	July 26, 2011